Exhibit 10.11

FIRST AMENDMENT TO LOAN AGREEMENT

(RAnger/Revera Loan)

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is executed this 29th day of July, 2016, and shall be deemed effective as of June 30, 2016 (the “Amendment Effective Date”) among WELLTOWER INC. (formerly known as Health Care REIT, Inc.), a corporation organized under the laws of the State of Delaware (“Lender”), having its chief executive office located at 4500 Dorr Street, Toledo, Ohio  43615-4040, and each of the borrower entities set forth on Schedule I (individually and collectively, “Borrower”), each having its chief executive office located at 101 East State Street, Kennett Square, Pennsylvania 19348.

R E C I T A L S:

A.     Lender and Borrower have previously entered into a Loan Agreement (as amended, the “Loan Agreement”) dated as of December 1, 2015.

B.     Lender and Borrower desire to amend the Loan Agreement as set forth herein, effective for all purposes as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.  Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

2.     Financial Covenants. Section 5.11 of the Loan Agreement is hereby amended and restated to read in its entirety as set forth below:

5.11     Financial Covenants.  The defined terms used in this section are defined in §5.11.1.  The following financial covenants shall be met throughout the term of the Loan:

5.11.1   Definitions.

(a)             “Facility Coverage Ratio” means the ratio of [i] Facility Net Operating Income for each applicable period; to [ii] all Facility interest payments made on a cash basis, regardless of accounting treatment, and interest payments payable by Lender for the applicable period, excluding such lease and interest payments made by the Excluded Entities.

(b)             “Facility Net Operating Income” means the collective pre-tax net income of the Facilities plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for interest and facility real estate lease payments; plus [iii] the amount of any non-cash impairment charges, the amount of any loss from unusual or extraordinary items, including costs and expenses included in pre-tax income arising from the Equity

Purchase Agreement and any related management incentive or stay-pay plans, a restructuring, and to the extent approved by Lender, acting reasonably, any other non-recurring loss that are in excess of $100,000.00, but excluding any impairments or expenses related to bad debts; minus [iv] an imputed management fee equal to 4% of the Facilities’ collective gross revenue (net of contractual allowances); minus [v] the amount of any cash or non-cash unusual or extraordinary gains and revenues that are in excess of $100,000.00, and to the extent approved by Lender, acting reasonably, any other non-recurring gains and revenue.  Borrower agrees that any expenses related to the management incentive or stay-pay plan described under [iii] above will not exceed $50,000,000.

5.11.2   Lease Financial Covenants.  Subject to the provisions of Exhibit U, Sections U.1, U.6 and U.7 of the Master Lease, Borrower shall cause Company and GEN to comply with the obligations set forth in Exhibit U, Sections U.2 (other than those set forth in Section U.2(b)), U.3, U.4 and U.5 of the Master Lease.

5.11.3   Facility Coverage Ratio.  The Facilities shall collectively maintain a Facility Coverage Ratio of not less than 1.00 to 1.00, based upon operating results for the most recent twelve (12) months, tested at the end of each fiscal quarter.

5.11.4   Certain Cure Rights.  Company shall have a seventy-five (75) day period, beginning on the date of the applicable fiscal quarter end, to cure a violation of the provisions of Section 5.11.3, such that the action taken to cure such violation would otherwise have satisfied such provisions if taken prior to the applicable fiscal quarter.

3.     Affirmation.  Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are hereby affirmed and shall remain in full force and effect.

4.     Binding Effect.  This Amendment will be binding upon and inure to the benefit of the successors and permitted assigns of Lender and Borrower.

5.     Further Modification.  The Loan Agreement may be further modified only by writing signed by Lender and Borrower.

6.     Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.

7.     Guarantor.  This Amendment shall have no force or effect unless and until each Guarantor has concurrently executed the attached consent of Guarantor.

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IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first set forth above.

WELLTOWER INC.

By:	/s/ Justin Skiver
Justin Skiver, Authorized Signatory

EACH BORROWER LISTED ON SCHEDULE 1 HERETO

By:	/s/ Michael S. Sherman
Michael S. Sherman, Secretary

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CONSENT OF GUARANTOR

In connection with the Unconditional and Continuing Loan Guaranty dated as of December 1, 2015 (as amended, the “Guaranty”) made by the undersigned Guarantor in favor of Lender as security for the Loan Agreement, each of the undersigned hereby [i] consents to the foregoing First Amendment to Loan Agreement (the “Amendment”), [ii] agrees to be bound by the terms and provisions of the Amendment to the extent applicable to the undersigned pursuant to its guaranty, [iii] affirms the Guaranty which shall remain in full force and effect with respect to the Amendment, and [iv] waives any suretyship defenses arising in connection with the Amendment.  All capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

PARENT:	GENESIS HEALTHCARE, INC.

	By:	/s/ Michael S. Sherman

		Name:	Michael S. Sherman
		Title:	SVP

Tax I.D. No.: 20-3934755

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SCHEDULE 1:  BORROWERS

23 Fair Street Property, LLC

55 Kondracki Lane Property, LLC

120 Murray Street Property LLC

279 Cabot Street Property LLC

2015 East West Highway Property, LLC

40 Whitehall Road Property LLC

1165 Easton Avenue Property, LLC

1420 South Black Horse Pike Property, LLC

261 Terhune Drive Property, LLC

3000 Hilltop Road Property, LLC

740 Oak Hill Road Property LLC

8000 Iliff Drive Property LLC

105 Chester Road Property LLC

1248 Hospital Drive Property LLC

2 Blackberry Lane Property LLC

300 Pearl Street Property LLC

98 Hospitality Drive Property LLC

400 29th Street Northeast Property LLC

4755 South 48th Street Property LLC

800 Medcalf Lane North Property LLC